Exhibit 10.4
AMENDMENT NO. 4 AND WAIVER
TO CREDIT AGREEMENT
     AMENDMENT NO. 4 AND WAIVER, dated as of September 30, 2007 (this “Amendment and Waiver“) to the Credit Agreement, dated as of January 28, 2005 (as amended, restated, modified or otherwise supplemented, from time to time, the “Credit Agreement”), by and among NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC. (the “Borrower”), JPMORGAN CHASE BANK, N.A., as Administrative Agent and the LENDERS from time to time party thereto (each, a “Lender” and, collectively, the “Lenders”).
     WHEREAS, the Borrower has requested, and the Required Lenders have agreed, subject to the terms and conditions of this Amendment and Waiver, to amend and waive certain provisions of the Credit Agreement as set forth herein.
     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:
1. Amendments.
     a. The definition of the term “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:
“Notwithstanding anything to the contrary herein, the Applicable Rate will be determined based on a ratio of Consolidated Debt to Consolidated EBITDA of greater than or equal to 2.00:1.00 for all periods from the Effective Date through the Maturity Date.”
     b. The last sentence of the definition of “Commitments” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:
“The aggregate amount of the Lenders’ Commitments is $25,000,000.”
     c. The first sentence of the definition of the term “Consolidated Fixed Charge Coverage Ratio” is hereby amended and restated in its entirety to provide as follows:
“Consolidated Fixed Charge Ratio” means the ratio of (1) Consolidated EBITDA minus Consolidated Unfunded Capital Expenditures to (2) the sum of (a) the current portion of Consolidated Debt, including cash “earn-out” payments made by the Borrower and its Subsidiaries in the twelve (12) months preceding the date of calculation, plus (b) interest expense plus (c) cash taxes paid by the Borrower and its Subsidiaries.
     d. The definition of the term “Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:
“Maturity Date” means March 31, 2008.
     e. The following definitions are hereby added to Section 1.01 of the Credit Agreement in their appropriate alphabetical order:

“Borrowing Base” shall mean an amount equal to the sum of (1) seventy five (75%) percent of all Eligible Receivables, plus (2) the lesser of (a) fifty percent (50%) of Eligible Inventory or (b) $7,500,000; provided, however, the Required Lenders may increase or decrease such percentages from time to time in their reasonable discretion. Any such revision to advance rates or to the inventory limitation would become effective five (5) days after notice of such change is delivered to the Borrower, unless a Default or an Event of Default is then existing, in which case such revision shall be effective immediately upon delivery of such notice. Notwithstanding anything to the contrary herein, the Required Lenders will not decrease the advance rate for Eligible Receivable to a rate less than 50% at any time prior to the occurrence and continuance of an Event of Default.
“Borrowing Base Certificate” shall mean the Borrowing Base Certificate in the form set forth as Exhibit G attached hereto.
“Customer” shall mean and include the account debtor or obligor with respect to any Receivable.
“Effective Date” shall mean September 30, 2007.
“Eligible Inventory” shall mean the gross amount of the Borrower’s finished goods and raw materials inventory located in the United States of America, less the following items: any packaging materials and supplies; work-in-process; supplies (other than supplies held for sale), damaged or unsalable goods, damaged or unsalable goods returned or rejected by Customers; obsolete goods; goods to be returned to the Borrower’s suppliers; goods in transit to third parties; consigned inventory; inventory in transit; and inventory located at facilities where the Administrative Agent has not (a) been granted a first priority perfected security interest and (b) received landlord or warehousemens’ waiver letters, as appropriate, if the facility is not owned and occupied by the Borrower, provided “Eligible Inventory” shall exclude all other inventory which is otherwise regarded by the Required Lenders in its sole discretion as unsuitable collateral for the Loans. If any inventory is moved to a location where the Lenders’ security interest therein becomes unperfected upon such move under applicable law, such inventory shall not be Eligible Inventory (a) until 91 days after the date on which the Lenders’ security interest therein has become perfected under applicable law and (b) such inventory meets all of the other requirements set forth in this definition. The value of all Eligible Inventory shall be determined at the lower of cost or market value on a first in first out basis in accordance with Generally Accepted Accounting Principles applied on a consistent basis.
“Eligible Receivables” shall mean Receivables created by the Borrower in the ordinary course of business arising out of the sale or lease of goods or rendition of services by the Borrower, which are and at all times shall continue to be acceptable to the Required Lenders in all respects. Standards of eligibility may be fixed and revised from time to time solely by the Required Lenders in the Required Lenders’ exclusive judgment. In general, without limiting the foregoing, a Receivable shall in no event be deemed to be an Eligible Receivable unless: (a) all payments due on the Receivable have been invoiced and the underlying goods shipped or services performed, as the case may be; (b) no more than ninety (90) days have elapsed from the invoice date and not more than sixty (60) days have elapsed from the invoice due date; (c) the payments due on more than 50% of all Receivables from the same Customer are not more than ninety (90) days past the invoice date or more than sixty (60) days past due the invoice due date; (d) the

Receivable arose from a completed and bona fide transaction (and with respect to a sale of goods, a transaction in which title has passed to the Customer) which requires no further act under any circumstances on the part of the Borrower in order to cause such Receivable to be payable in full by the Customer; (e) the Receivable is in full conformity with the representations and warranties made by the Administrative Agent and Lenders with respect thereto and is free and clear of all security interests and Liens of any nature whatsoever other than any security interest deemed to be held by the Borrower or any security interest created pursuant to the Security Documents or permitted by Section 7.02 hereof; (f) the Receivable constitutes an “account” or “chattel paper” within the meaning of the Uniform Commercial Code of the state in which the Receivable is located; (g) the Customer has not asserted that the Receivable, and the Borrower is not aware that the Receivable, arises out of a bill and hold, consignment or progress billing arrangement or is subject to any setoff, rebate, contrast, net-out contract, offset, deduction, dispute, credit, counterclaim or other defense arising out of the transactions represented by the Receivables or independently thereof and the Customer has finally accepted the goods from the sale out of which the Receivable arose and has not objected to its liability thereon or returned, rejected or repossessed any of such goods, except for complaints made or goods returned in the ordinary course of business for which, in the case of goods returned, goods of equal or greater value have been shipped in return; (h) the Receivable arose in the ordinary course of business of the Borrower; (i) the Customer is not (x) the United States government or the government of any state or political subdivision thereof or therein, or any agency or department of any thereof or any foreign government unless there has been compliance to the satisfaction of the Administrative Agent with the Federal Assignment of Claims Act or similar state or foreign statutes or (y) an Affiliate of the Borrower or any Guarantor or any Subsidiary of any thereof; (j) such Receivable is from a Customer which is (i) a United States person, or (ii) an obligor in the United States; (k) the Receivable complies with all material requirements of all applicable laws and regulations, whether federal, state or local (including, without limitation, usury laws and laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy); (1) the Receivable is in full force and effect and constitutes a legal, valid and binding obligation of the Customer enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and by general equity principles; (m) the Receivable is denominated in and provides for payment by the Customer in U.S. dollars; (n) the Receivable has not been and is not required to be charged off or written off as uncollectible in accordance with Generally Accepted Accounting Principles or the customary business practices of the Borrower; (o) the Administrative Agent on behalf of the Lenders possesses a valid, perfected first priority security interest in such Receivable as security for payment of the Obligations; (p) the Receivable does not arise with respect to a Customer or a pharmacy located in the State of Ohio; (q) the Customer has executed the Borrower’s standard form of Pharmacy Benefit Management Agreement; and (p) the Required Lenders are satisfied with the credit standing of the Customer in relation to the amount of credit extended.
“Receivables” shall mean any and all rights of the Borrower to payment for goods sold or leased or for services rendered, including accounts, contract rights, general intangibles and any such right evidenced by chattel paper, instruments or documents.
     f. The first sentence of Section 2.01 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) the sum of the total Revolving Credit Exposures exceeding the lesser of (x) the total Commitments and (b) the Borrowing Base.”
     g. The second sentence of Section 2.02(c) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:
“At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,500,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the lesser of (a) the Borrowing Base and (b) the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e).”
     h. Section 2.04 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:
“Intentionally omitted”
     i. The first sentence Section 2.05(a) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:
“Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $5,000,000 or (ii) the sum of the total Revolving Credit Exposures exceeding the lesser of (x) the total Commitments and (b) the Borrowing Base; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan.”
     j. The last sentence of Section 2.06(b) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:
“A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $5,000,000 and (ii) the sum of the total Revolving Credit Exposures shall not exceed the lesser of (x) the total Commitments and (y) the Borrowing Base.”
     k. Section 2.09(b) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:
“The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the sum of the Revolving Credit Exposures would exceed the lesser of (x) the total Commitments and (b) the Borrowing Base.”
     l. Section 2.11(a) of the Credit Agreement is hereby amended to add the following sentence at the end thereof:
“In addition, to the extent that the Revolving Credit Exposures exceeds the Borrowing Base as in effect at any time, the Borrower shall immediately prepay the Loans to the extent necessary to cause compliance with the Borrowing Base.”
     m. Section 4.03 of the Credit Agreement is hereby amended to (a) add the following new subsection “(c)” immediately following subsection “(b)” therein:
“(c) The Borrower shall have delivered to the Administrative Agent a duly completed Borrowing Base Certificate, dated such date and signed by a Financial Officer of the Borrower.
and (b) to delete the reference to “(a) and (b)” in the third line of the unnumbered paragraph at the end thereof and replace it with “(a), (b) and (c).”
     n. Section 5.01(b) of the Credit Agreement is hereby amended by adding an “(i)” immediately following “(b)” therein and by adding new clause “(ii)” at the end of such subsection as follows:
"(ii) within 45 days after the end of each of calendar month (other than March, June, September and December) of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
     o. Section 5.01 of the Credit Agreement is hereby further amended by (a) deleting the “and” at the end of subsection “(g)” thereof, (b) deleting the period at the end of subjection “(h)” thereof and replacing it with “; and” and by adding a new subsection “(i)” immediately following subsection “(h)” as follows:
“(i) (x) simultaneously with the request for a Loan or issuance, amendment, renewal or extension of a Letter of Credit, a completed Borrowing Base Certificate and (y) within fifteen (15) days after (A) the end of each fiscal quarter at any time that the total Revolving Credit Exposures are $0 and (B) the end of each calendar month at any time that the total Revolving Credit Exposure are greater than $0;”
     p. Section 6.06 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:
“The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (c) the Borrower may make Restricted Payments (other than payments of cash, securities and other property) pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, and (d) scheduled (non-special) dividends with respect to the Series A Preferred in the form of additional shares of Series A Preferred (it being acknowledged that a dividend or other Restricted Payment does not occur solely as a result of increases in the Accrued Value of the Series A Preferred (as such term is defined therein).”
     q. Section 6.13 of the Credit Agreement is hereby deleted in its entirety.
     r. Schedule 2.01 of the Credit Agreement is hereby amended and replaced with Schedule 2.01 attached to this Amendment and Waiver. Exhibit G attached to this amendment and Waiver is hereby added as Exhibit G to the Credit Agreement.
2. Waiver.
     Compliance with Section 6.12(b) of the Credit Agreement is hereby waived for the fiscal quarter ended September 30, 2007, provided that the actual Consolidated Fixed Charge Ratio was not less than 0.26:1.00 at the end of such quarter.
3. Conditions to Effectiveness.
     This Amendment and Waiver shall become effective upon receipt by the Administrative Agent of (a) this Amendment and Waiver duly executed by each of the parties hereto, (b) a Revolving Credit Note, in the form of Exhibit 1 attached hereto, duly executed by the Borrower, payable to each Lender in the applicable Commitment Amount specified on Schedule 2.01 attached hereto, (c) a Secretary’s Certificate, in form and substance satisfactory to the Administrative Agent, with copies of Resolutions of the Board of Directors of the Borrower approving the execution and delivery of this Amendment and Waiver and certifying that there have been no changes to the Borrower’s Certificate of Incorporation and By-laws since the Closing Date, (d) a Borrowing Base Certificate as of the date hereof, in form and substance satisfactory to the Administrative Agent, (e) a Reaffirmation Agreement, substantially in the form of Exhibit 2 attached hereto and (f) an amendment fee equal to the greater of (i) $25,000 or (ii) one-tenth of one percent (.10%) of the aggregate Commitments of the Lenders after giving effect to this Amendment and Waiver, for the pro-rata distribution to the Lenders.
3. Miscellaneous.
     The amendments and waiver herein contained are limited specifically to the matters set forth above and do not constitute directly or by implication a waiver or amendment of any other provision of the Credit Agreement or a waiver of any Default or Event of Default which may occur or may have occurred.
     The Borrower hereby agrees to pay all of the Administrative Agent’s reasonable attorneys’ fees incurred in connection with the preparation, execution and delivery of this Amendment and Waiver, including all outstanding amounts, promptly following receipt of a statement describing such fees.

     Capitalized terms used herein and not otherwise defined herein shall have the same meanings as defined in the Credit Agreement.
     Except as expressly amended hereby, or as may have been previously amended, the Credit Agreement shall remain in full force and effect in accordance with the original terms thereof.
     The Borrower hereby represents and warrants that (a) after giving effect to this Amendment and Waiver, the representations and warranties in the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof with the same effect as though such representations and warranties have been made on and as of such date, unless such representation is as of a specific date, in which case, as of such date, and (b) after giving effect to this Amendment and Waiver, no Default or Event of Default has occurred and is continuing.
     This Amendment and Waiver may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.
     THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.
     This Amendment and Waiver shall constitute a Loan Document.
[the next page is the signature page]

     IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have caused this Amendment and Waiver to be duly executed as of the day and year first above written.

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
By:	/s/ Stuart Diamond
	Name:	Stuart Diamond
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender
By:	/s/ Stephen Zajac
	Name:	Stephen Zajac
	Title:	Senior Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender
By:	/s/ John Garside
	Name:	John Garside
Title:

WACHOVIA BANK, N.A., as a Lender
By:	/s/ Edward P. Nallan Jr.
	Name:	Edward P. Nallan Jr.
Title:

CONSENT
     Each of the undersigned, not parties to the Credit Agreement but each a Guarantor under a Corporate Guaranty, hereby consents to and acknowledges the terms of the Amendment to which this consent is attached and confirms that its Corporate Guaranty is in full force and effect and reaffirms its continuing liability under its Corporate Guaranty in respect of the Credit Agreement as amended hereby and all the documents, instruments and agreements executed pursuant thereto or in connection therewith, without offset, defense or counterclaim (any such offset, defense or counterclaim as may exist being hereby irrevocably waived by such guarantor).
NMHCRX MAIL ORDER, INC.
INTEGRAIL, INC.
NMHC FUNDING, LLC
NMHCRX, INC.
INTEQ CORP.
INTEQ TX CORP.
INTEQ PBM, L.P.
PORTLAND PROFESSIONAL PHARMACY
PORTLAND PROFESSIONAL PHARMACY ASSOCIATES
SPECIALTY PHARMACY CARE, INC.
CENTRUS CORPORATION
NATIONAL MEDICAL HEALTH CARD IPA, INC.
NMHCRX CONTRACTS, INC.
PHARMACY ASSOCIATES, INC.
INTERCHANGE PMP, INC.
PCN DE CORP.
PHARMACEUTICAL CARE NETWORK
NMHC GROUP SOLUTIONS INSURANCE, INC.

By:	/s/ Stuart Diamond
Stuart Diamond, the Treasurer of each of the
foregoing entities

Schedule 2.01
Lender Commitment Amount

Lender	Commitment Amount
JPMorgan Chase Bank, N.A.	$9,615,384.60
HSBC Bank USA	$7,692,307.70
Wachovia Bank, N.A.	$7,692,307.70

Exhibit 1
AMENDED AND RESTATED
REVOLVING CREDIT NOTE

$____________	Melville, New York
September 30, 2007
     FOR VALUE RECEIVED, NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC., a Delaware corporation (the “Borrower”), promises to pay to the order of ___ (the “Lender”), on or before the Maturity Date, the principal amount of ___ ($___) DOLLARS, or, if less, the unpaid principal amount of all Loans made by the Lender to the Borrower under the Credit Agreement referred to below.
     The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined, and to make principal repayments on this Note at the times which shall be determined, in accordance with the provisions of the Credit Agreement referred to below.
     This Note is issued at the request of the Lender pursuant to Section 2.10(c) of the Credit Agreement, dated as of January 28, 2005 by and among the Borrower, the Lender, JPMorgan Chase Bank, N.A., as Administrative Agent and the other Lenders party thereto (as the same may be amended, restated, modified or supplemented from time to time, the “Credit Agreement”) and is entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby were made and are to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.
     Each of the Lender and any subsequent holder of this Note agrees, by its acceptance hereof, that before transferring this Note it shall record the date, Type and amount of each Loan and the date and amount of each payment or prepayment of principal of each Loan previously made hereunder on the grid schedule annexed to this Note; provided, however, that the failure of the Lender or holder to set forth such Loans, payments and other information on the attached grid schedule shall not in any manner affect the obligation of the Borrower to repay the Loans made by the Lender in accordance with the terms of this Note.
     This Note is subject to prepayment pursuant to Section 2.11 of the Credit Agreement.
     Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.
     All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds at the office of the Administrative Agent at its offices located at 131 South Dearborn Avenue, 5th Floor, Chicago, Illinois 60603, or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.
     No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.
     The Borrower and endorsers of this Note waive presentment, diligence, demand, protest, and notice of any kind in connection with this Note.
     [This Note amends and restates in its entirety the Revolving Credit Note in the principal amount of $20,000,000 from the Borrower in favor of the Lender dated January 25, 2005 (the “Original Note”). The execution and delivery of this Note shall not be construed to have constituted a repayment of any principal of, or interest on, the Original Note.] [Wachovia only]
     THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
By:
Name:
Title:

SCHEDULE

Date	Principal	Type		Applicable	Amount of	Notation
of	Amount of	of	Interest	Interest	Principal	Made
Loan	Loan	Loan	Rate	Period	Paid	By

Exhibit 2
Form of
Reaffirmation Agreement
September 30, 2007
JPMorgan Chase Bank, N.A., as Administrative Agent
395 North Service Road
Melville, New York 11747
Gentlemen:
     Reference is hereby made to that certain Amendment No. 4 and Waiver to Credit Agreement dated the date hereof (the “Amendment and Waiver”) with respect to the Credit Agreement, dated as of January 28, 2005 by and among NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC. (the “Borrower”), JPMORGAN CHASE BANK, N.A., as Administrative Agent and the LENDERS from time to time party thereto (as amended, the “Credit Agreement”). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Credit Agreement.
     As a condition precedent to the effectiveness of the Amendment and Waiver, the Borrower and each Guarantor hereby:
          (a) acknowledges and confirms that, (i) all terms and provisions contained in the Loan Documents to which they are a party are, and shall remain, in full force and effect in accordance with their respective terms, (ii) the liens heretofore granted, pledged and/or assigned to the Administrative Agent for the benefit of the Lenders as security for any of the undersigned’s obligations shall not be impaired, limited or affected in any manner whatsoever by reason of the Amendment and Waiver or this Reaffirmation, and (iii) all such liens and security interests shall be deemed granted, pledged and/or assigned to the Bank as security for all of the undersigned’s obligations and liabilities to the Bank, whether now existing or hereafter arising;
          (b) reaffirms and ratifies all the representations and covenants contained in their respective Loan Documents; and
          (c) represents, warrants and confirms the non-existence of any offsets, defenses, or counterclaims to their respective obligations under the Loan Documents to which they are a party, including, with respect to the Borrower, the Credit Agreement.
     Except as expressly provided herein, the execution, delivery and effectiveness of this Reaffirmation shall not operate as a waiver of any right, power or remedy of the Bank, nor constitute a waiver of any provision of the Credit Agreement, any other Loan Document, or any other document or agreement executed in connection therewith.

     IN WITNESS WHEREOF, the parties hereto have caused this Reaffirmation to be executed and delivered as of the date first above written.

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
By:	/s/ Stuart Diamond
Name:
Title:

NMHCRX MAIL ORDER, INC.
INTEGRAIL, INC.
NMHC FUNDING, LLC
NMHCRX, INC.
INTEQ CORP.
INTEQ TX CORP.
INTEQ PBM, L.P.
PORTLAND PROFESSIONAL PHARMACY
PORTLAND PROFESSIONAL PHARMACY ASSOCIATES
SPECIALTY PHARMACY CARE, INC.
CENTRUS CORPORATION
NATIONAL MEDICAL HEALTH CARD IPA, INC.
NMHCRX CONTRACTS, INC.
PHARMACY ASSOCIATES, INC.
INTERCHANGE PMP, INC.
PCN DE CORP.
PHARMACEUTICAL CARE NETWORK
NMHC GROUP SOLUTIONS INSURANCE, INC.

By:
Name:
Title:

Acknowledged and Agreed:
JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By:	/s/ Stephen Zajac
Title: Senior Vice President

Exhibit B
Form of Borrowing Base Certificate
NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC. (“NMHC”)
As of ____/____/____

Accounts Receivable Balance Per Aged Subsidiary Ledger	$

Less: Ineligible Accounts Receivable Balances
Balances Aged > 90+ DPI (over 90 days from invoice date)	$

Credits in past due (over 90 days from transaction date)	$

Cross Aged Balances (greater than 50% of customer balance 90+ DPI)	$

Sponsors using Ohio Pharmacies (net of P/D)	$

Contra Accounts Receivable Balances (PBM Customers Rebates Payable)	$

Intercompany Accounts Receivable Balances	$

Other Rebates	$

Billed but not Shipped	$

General Ledger Reserve for Uncollectible A/R (Ascend Division)	$

Other	$

Total Ineligible Accounts Receivable Collateral	$

Net Eligible Accounts Receivable Collateral	$

Advance Rate against Eligible Accounts		75%
Available Accounts Receivable @ 75%	$

Gross Inventory per Perpetual Reports (Mail Order/Ascend)	$

Net Eligible Inventory Collateral	$

Advance Rate against Eligible Inventory		50%
Available Inventory @ 50%	$

Combined Available Collateral Balance	$

The undersigned hereby represents and warrants that all information set forth herein, including with respect to the status of NMHC’s accounts receivable and inventory, is true, complete and correct. The undersigned further understands and acknowledges that the Lenders will rely upon the information set forth herein in making loans to the undersigned. The undersigned further represents and warrants that NMHC is in compliance with all of the terms and conditions contained in the agreements between NMHC, the Lenders and JPMorgan Chase Bank, N.A.

National Medical Health Card Systems, Inc.
By:
Name:
Title: